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                                                                                                   FACE
                                                                                                   VALUE
                                                                       NOTE/                       BOND/      SHARE      AMOUNT
                                              ISSUER/SECURITY          BOND/  PURCHASE  SELLING    SHARES     PRICE/     PAID BY
TRUST                 FUND NAME               DESCRIPTION              EQUITY DATE      BROKER     PURCHASED  PAR        FUND
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
Excelsior Tax-Exempt  California Short        California State
 Funds, Inc.           Intermediate Term       Department of
                       Tax-Exempt Income       Water Resources                           Bear
                       Fund                    5.00% 5/1/2017          Bond  3/14/2008  Stearns     1,000,000   108.046   1,080,460

Excelsior Tax-Exempt  Excelsior Long Term     Puerto Rico
 Funds, Inc.           Tax-Exempt Fund         Public Bldgs
                                               Authority 6.25%                           Lehman
                                               7/1/2031                Bond  12/7/2007  Brothers    2,000,000  115.3510   2,307,020

Excelsior Tax-Exempt  Excelsior Long Term     Buckeye Ohio
 Funds, Inc.           Tax-Exempt Fund         Tobacco Settlement                         Bear
                                               5.875% 6/1/2047         Bond  10/24/2007  Stearns      750,000   97.0820     728,115

Excelsior Tax-Exempt  Excelsior Long Term     The State of
 Funds, Inc.           Tax-Exempt Fund         California
                                               G.O. 5.00%
                                               12/1/2037               Bond  11/30/2007    UBS      1,000,000  101.0960   1,010,960

Excelsior Tax-Exempt  Excelsior Long Term     New York
 Funds, Inc.           Tax-Exempt Fund         Metropolitan Trans
                                               Authority 5.00%
                                               11/15/2023              Bond  12/6/2007   Citigroup  1,000,000  104.8600   1,048,600

Excelsior Tax-Exempt  Excelsior Short Term    City of New York G.O.
 Funds, Inc.           Tax-Exempt Securities   5.00% 8/1/2010
                       Fund                                            Bond  11/16/2007  Citigroup  1,045,000  103.8230   1,084,950

Excelsior Tax-Exempt  Excelsior Short Term    California State
 Funds, Inc.           Tax-Exempt Securities   Economic
                       Fund                    Recovery 5.00%                             Lehman
                                               7/1/2023                Bond  2/8/2008    Brothers     850,000   107.012     909,602

Excelsior Tax-Exempt  Excelsior Tax-Exempt    Mississippi Business
 Funds, Inc.           Money Fund              Finance Corp VRDN
                                               12/01/2030              Bond  12/19/2007  SunTrust  15,000,000  100.0000  15,000,000
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